Exhibit 99.1

AVANIR PHARMACEUTICALS REPORTS FISCAL 2011 THIRD QUARTER

FINANCIAL RESULTS

ALISO VIEJO, Calif., August 8, 2011-Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR) today reported financial results for the three and nine months ended June 30, 2011.

Quarterly Financial Highlights

•	Total net revenues of $2.5 million

•	Gross revenue for NUEDEXTA® of $2.2 million

•	Cash, cash equivalents, and restricted investments of $93.5 million as of June 30, 2011

“I am thrilled with the progress we are making in the early phase of the NUEDEXTA launch,” said Keith A. Katkin, president and CEO of Avanir. “We have seen significant growth in prescription numbers since launch. It is clear that the doctors who are called on most frequently are driving our growth, which indicates that the PBA market is highly promotionally sensitive. We look forward to focusing our promotional resources on the areas of highest opportunity and building on the initial success of NUEDEXTA as we build Avanir into a leading CNS specialty biopharmaceutical company.”

Fiscal 2011 Third Quarter Results

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Total net revenues for the quarter ended June 30, 2011 totaled $2.5 million, compared with $487,000 for the comparable quarter in 2010. Total net revenues include recognized deferred royalty revenue and NUEDEXTA revenue.

•	Total operating expenses were $18.4 million in the third quarter of fiscal 2011, compared with $6.5 million in the comparable period in fiscal 2010.

•	Cash used in operations was $14.5 million in the third quarter of fiscal 2011.

•	Net loss for the fiscal 2011 third quarter was $16.1 million, or $0.13 per share, compared with a net loss of $5.7 million, or $0.06 per share, for the same period in fiscal 2010.

Nine-Month Results

•	Total net revenue for the first nine-months of fiscal 2011 totaled $5.7 million compared with $3.0 million for the first nine-months of fiscal 2010.

•	Total operating expenses were $48.1 million in the first nine-months of fiscal 2011 compared to $20.3 million in the comparable period for fiscal 2010.

•	Cash used in operations was $42.5 million in the first nine-months of fiscal 2011.

•	Net loss for the first nine-months of fiscal 2011 was $42.6 million, or $0.36 per share, compared with a net loss of $17.0 million, or $0.20 per share for the comparable period in fiscal 2010.

NUEDEXTA Revenue

For the quarter ended June 30, 2011, the company reported NUEDEXTA gross and net revenue of $2.2 million and $1.9 million respectively. NUEDEXTA revenue is recognized using a deferred revenue recognition model, meaning that NUEDEXTA capsule shipments to wholesalers are initially recorded as deferred revenue and later recognized as revenue when the product has left the distribution channel and is no longer subject to a right of return, effectively representing reported end-user prescriptions and non-retail shipments of NUEDEXTA capsules.

Business Highlights

Recent highlights for the company include:

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In July, the company met with the European Medicines Agency (EMA) to discuss plans for filing a marketing authorization application (MAA) for NUEDEXTA for the treatment of pseudobulbar affect. Based on the outcome of the meeting, the company plans to request an accelerated review process and to file for approval of NUEDEXTA using the data package which served as the basis for the U.S. Food and Drug Administration approval of NUEDEXTA. The timing of the company’s MAA filing is subject to reaching an agreement with the EMA on a pediatric investigation plan for NUEDEXTA, which may occur before the end of calendar year 2011.

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In April, the company filed an Investigational New Drug application with the U.S. Food and Drug Administration to begin a large Phase II clinical trial of AVP-923. The objectives of the PRIME study (Pain Research In Multiple sclErosis) are to evaluate the safety, tolerability and efficacy of three dose levels of AVP-923 capsules for the treatment of central neuropathic pain in a population of patients with multiple sclerosis.

•	In August, the company announced the appointment of Dr. Joao Siffert as senior vice president research & development.

Cash, Cash Equivalents & Marketable Securities

As of June 30, 2011 Avanir had cash, cash equivalents and investments in securities totaling $93.5 million, including cash and cash equivalents of $91.3 million and restricted investments in securities of $2.2 million.

Note to Investors: As previously announced, Avanir will hold a conference call to discuss fiscal 2011 third quarter financial results today, August 8, 2011, beginning at 1:30 p.m. Pacific Time. You can listen to this call by dialing 1-877-558-3407 for domestic callers or +1-706-679-1941 for international callers, and entering passcode 87076138. Those interested in listening to the conference call live via the internet may do so by visiting http://www.avanir.com.

About NUEDEXTA

NUEDEXTA® is the first and only FDA-approved treatment for pseudobulbar affect (PBA). NUEDEXTA is an innovative combination of two well-characterized components; dextromethorphan hydrobromide (20 mg), the ingredient active in the central nervous system, and quinidine sulfate (10 mg), a metabolic inhibitor enabling therapeutic dextromethorphan concentrations. NUEDEXTA acts on sigma-1 and NMDA receptors in the brain, although the mechanism by which NUEDEXTA exerts therapeutic effects in patients with PBA is unknown.

NUEDEXTA is indicated for the treatment of pseudobulbar affect (PBA). PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the patient’s underlying emotional state. Studies to support the effectiveness of NUEDEXTA were performed in patients with amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS). NUEDEXTA has not been shown to be safe and effective in other types of emotional lability that can commonly occur, for example, in Alzheimer’s disease and other dementias. The primary outcome measure, laughing and crying episodes, was significantly lower in the NUEDEXTA arm compared to placebo. The secondary outcome measure, the Center for Neurologic Studies Lability Scale (CNS-LS), demonstrated a significantly greater mean decrease in CNS-LS score from baseline for the NUEDEXTA arm compared to placebo.

NUEDEXTA Important Safety Information

NUEDEXTA can interact with other medications causing significant changes in blood levels of those medications and/or NUEDEXTA. NUEDEXTA is contraindicated in patients receiving drugs that both prolong QT interval and are metabolized by CYP2D6 (e.g., thioridazine and pimozide) and should not be used concomitantly with other drugs containing quinidine, quinine, or mefloquine. NUEDEXTA is contraindicated in patients taking monoamine oxidase inhibitors (MAOIs) or in patients who have taken MAOIs within the preceding 14 days. NUEDEXTA is contraindicated in patients with a known hypersensitivity to its components.

NUEDEXTA may cause serious side effects, including possible changes in heart rhythm. NUEDEXTA is contraindicated in patients with a prolonged QT interval, congenital long QT syndrome or a history suggestive of torsades de pointes, in patients with heart failure as well as patients with, or at risk of, complete atrioventricular (AV) block, unless the patient has an implanted pacemaker.

NUEDEXTA causes dose-dependent QTc prolongation. When initiating NUEDEXTA in patients at risk of QT prolongation and torsades de pointes, electrocardiographic (ECG) evaluation of QT interval should be conducted at baseline and 3-4 hours after the first dose.

The most common adverse reactions in patients taking NUEDEXTA are diarrhea, dizziness, cough, vomiting, weakness, swelling of feet and ankles, urinary tract infection, flu, elevated liver enzymes, and flatulence.

NUEDEXTA may cause dizziness. Precautions to reduce the risk of falls should be taken, particularly for patients with motor impairment affecting gait or a history of falls.

Patients should take NUEDEXTA exactly as prescribed. Patients should not take more than 2 capsules in a 24-hour period, make sure that there is an approximate 12-hour interval between doses, and not take a double dose after they miss a dose.

These are not all the risks from use of NUEDEXTA. For additional important safety information about NUEDEXTA, please see the full Prescribing Information at www.NUEDEXTA.com.

About PBA

Patients suffering from existing neurological disease or brain injury may also suffer the added burden of pseudobulbar affect, or PBA. PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the patient’s underlying emotional state. PBA outbursts result from a “short circuit” in the brain caused by another neurologic condition—such as multiple sclerosis (MS), amyotrophic lateral sclerosis (ALS), stroke, or traumatic brain injury. PBA can have a debilitating impact on the lives of patients, caregivers and loved ones. For more information about PBA, please visit www.PBAinfo.org.

About Avanir Pharmaceuticals, Inc.

Avanir Pharmaceuticals, Inc. is a biopharmaceutical company focused on bringing innovative medicines to patients with central nervous system disorders of high unmet medical need. As part of our commitment, we have extensively invested in our pipeline and are dedicated to advancing medicines that can substantially improve the lives of patients and their loved ones. For more information about Avanir, please visit www.avanir.com.

Avanir™ and NUEDEXTA® are trademarks owned by Avanir Pharmaceuticals, Inc.

©2011 Avanir Pharmaceuticals, Inc. All Rights Reserved.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Avanir’s plans, potential opportunities, financial or other expectations, projections, goals objectives, milestones, strategies, market growth, timelines, legal matters, product pipeline, clinical studies, product development and the potential benefits of its commercialized products and products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with Avanir’s operating performance and financial position, the market demand for and acceptance of Avanir’s products domestically and internationally, research, development and commercialization of new products domestically and internationally, obtaining and maintaining regulatory approvals domestically and internationally, including, but not limited to potential regulatory delays or rejections in the filing or acceptance of the Marketing Authorization Application, delay or failure to file under an accelerated review process, uncertainty regarding use of the data package which served as the basis for the U.S. FDA approval, delay or failure to reach an agreement on a pediatric investigation plan, uncertainty of the filing, review and approval process under a centralized procedure, risks associated with meeting the objectives of the PRIME study, including, but not limited to, delays or failures in enrollment, and the occurrence of adverse safety events, and other risks detailed from time to time in the Company’s most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Avanir Investor & Media Contact

Ian Clements, PhD

ir@avanir.com

+1 (949) 389-6700

	June 30, 2011	September 30, 2010
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$91,297,019	$38,771,469
Trade receivables	562,916	—
Inventories	700,562	652,628
Other current assets	3,210,828	1,066,482
Current portion of restricted investments in marketable securities	617,100	200,000

Total current assets	96,388,425	40,690,579
Restricted investments in marketable securities, net of current portion	1,634,625	401,550
Property and equipment, net	1,015,030	449,712
Non-current inventories	365,886	228,207
Other assets	1,013,864	371,150

TOTAL ASSETS	$100,417,830	$42,141,198

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$6,851,432	$5,323,542
Deferred product revenues, net	1,583,890	—
Current portion of deferred royalty revenues	2,087,226	2,399,849

Total current liabilities	10,522,548	7,723,391
Accrued expenses and other liabilities, net of current portion	144,667	334,269
Deferred royalty revenues, net of current portion	4,727,213	6,076,982

Total liabilities	15,394,428	14,134,642

Total stockholders’ equity	85,023,402	28,006,556

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$100,417,830	$42,141,198

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
REVENUES FROM PRODUCT SALES
Gross product sales	$2,187,124	$—	$2,692,090	$—
Less: discount and allowances	(254,889)	—	(297,841)	—

Net product sales	1,932,235	—	2,394,249	—
Cost of product sales	119,208	80,000	233,535	80,000

Product gross margin (deficit)	1,813,027	(80,000)	2,160,714	(80,000)

OTHER REVENUES
Revenues from royalties	547,900	487,350	3,340,876	2,966,778

Total gross margin	2,360,927	407,350	5,501,590	2,886,778

OPERATING EXPENSES
Research and development	3,258,950	2,788,132	9,622,129	10,050,635
Selling, general and administrative	15,150,053	3,733,151	38,522,264	10,222,333

Total operating expenses	18,409,003	6,521,283	48,144,393	20,272,968

Loss from operations	(16,048,076)	(6,113,933)	(42,642,803)	(17,386,190)

OTHER INCOME (EXPENSE)
Interest income	10,848	2,661	28,031	10,822
Other, net	(28,332)	389,689	(28,295)	390,366

Net loss	$(16,065,560)	$(5,721,583)	$(42,643,067)	$(16,985,002)

Basic and diluted net loss per share	$(0.13)	$(0.06)	$(0.36)	$(0.20)

Basic and diluted weighted average number of common shares outstanding	123,354,986	89,347,783	117,747,185	85,307,980